SUB-ITEM 77Q1
EXHIBITS

77D Revision to the non-fundamental investment policy of the RidgeWorth Intermediate Bond Fund is incorporated herein by reference to the Registrant’s Supplement dated August 19, 2011 filed with the Commission on August 19, 2011.